UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2012

EDGEN MURRAY II, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	333-165298-01	20-8864225
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

18444 Highland Road

Baton Rouge, LA 70809

(225) 756-9868

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 10, 2012, Edgen Murray II, L.P. and its subsidiaries, Edgen Murray Corporation (“EMC”), Edgen Murray Europe Limited (“EM Europe”), Edgen Murray Canada Inc. (“EM Canada”), Edgen Murray Pte. Ltd. (“EM Pte”) and the other Loan Parties (as defined in the Seventh Amendment) party thereto (collectively, “the Company”), entered into a consent and seventh amendment (the “Seventh Amendment”) to the Company’s senior secured revolving credit facility (the “EM revolving credit facility”) with JPMorgan Chase Bank, N.A., JPMorgan Chase Bank, N.A., Toronto Branch, J.P. Morgan Europe Limited, The HongKong and Shanghai Banking Corporation Limited and the Lenders (as defined in the Seventh Amendment).

The Seventh Amendment permits EM Pte to incur $10 million of additional indebtedness secured by a warehouse facility owned by EM Pte in Singapore and increases the unused line fee payable to The HongKong and Shanghai Banking Corporation Limited, the Singapore Administrative Agent and the Singapore Collateral Agent under the EM revolving credit facility, from 0.50% to 0.65%.

Additionally, the Seventh Amendment permits the Company to effect certain restructuring transactions to facilitate the proposed initial public offering of Edgen Group Inc., to release Edgen Murray II, L.P. from its obligations under the EM revolving credit facility and to provide for certain other conforming and definitional changes. The effectiveness of these amendments is subject to the completion of the proposed initial public offering of Edgen Group Inc. and customary closing conditions.

There is no material relationship between the Company or any of its affiliates and any of the parties to the Seventh Amendment, other than in respect of the Seventh Amendment and the EM revolving credit facility. Certain of such parties or their affiliates have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking or trustee services for the Company and its affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The foregoing summary of the Seventh Amendment is not complete and is qualified in its entirety by the full text of the Seventh Amendment, a copy of which is attached to this Report as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Seventh Amendment to Credit Agreement, dated as of April 10, 2012, by and among Edgen Murray Corporation, Edgen Murray Canada Inc., Edgen Murray Europe Limited, Edgen Murray Pte. Ltd., the Loan Parties party thereto, JPMorgan Chase Bank, N.A., JPMorgan Chase Bank, N.A., Toronto Branch, J.P. Morgan Europe Limited, The HongKong and Shanghai Banking Corporation Limited and the Lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2012	EDGEN MURRAY II, L.P.

	By:	/s/ David L. Laxton, III
	Name:	David L. Laxton, III
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Seventh Amendment to Credit Agreement, dated as of April 10, 2012, by and among Edgen Murray Corporation, Edgen Murray Canada Inc., Edgen Murray Europe Limited, Edgen Murray Pte. Ltd., the Loan Parties party thereto, JPMorgan Chase Bank, N.A., JPMorgan Chase Bank, N.A., Toronto Branch, J.P. Morgan Europe Limited, The HongKong and Shanghai Banking Corporation Limited and the Lenders party thereto.

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